UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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DST SYSTEMS, INC.

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 28, 2018
March 16, 2018
DST Systems, Inc., a Delaware corporation (the “Company” or “DST”), filed its definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (“SEC”) on February 27, 2018, relating to the Agreement and Plan of Merger, dated as of January 11, 2018, by and among the Company, SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C”) and Diamond Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of SS&C (“Merger Sub”), pursuant to which, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of SS&C.
These Definitive Additional Materials amend and supplement the Definitive Proxy Statement and have been filed with the SEC on March 16, 2018.
If any stockholders of record on February 22, 2018 have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder of record on February 22, 2018 who has previously delivered a proxy and who does not wish to revoke or change that proxy.
If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholders need additional copies of the Definitive Proxy Statement, this supplement, the proxy card or voting instructions, please call our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022 Toll-free: (888) 750-5835
Banks & Brokers may call collect: (212) 750-5833
The information contained herein speaks only as of March 16, 2018 unless the information specifically indicates that another date applies.

SUPPLEMENT TO PROXY STATEMENT
As previously disclosed, one purported class action complaint challenging the merger has been filed in the District of Delaware, captioned Scott v. DST Systems, Inc., et al., Case No. 1:18-cv-00286-GMS (D. Del.) (the “Scott Action”), one complaint, filed by the plaintiff stockholder on an individual basis, challenging the merger has been filed in the District of Delaware, captioned Williams v. DST Sys., Inc., et al., Case No. 1:18-cv-00322-GMS (D. Del.) (the “Williams Action”) and one purported class action complaint challenging the merger has been filed in the District of Missouri, captioned Pratt v. DST Sys., Inc., et al., Case No. 4:2018-cv-00133-DGK (W.D. Mo.) (the “Pratt Action” and collectively with the Scott Action and Williams Action, the “Actions”). The Actions allege certain violations of the Securities Exchange Act of 1934, as amended, and seek, among other things, damages, attorneys’ fees and injunctive relief to prevent the merger from closing.
While the Company believes that the Actions lack merit and that the disclosures set forth in the Definitive Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ unmeritorious disclosure claims, avoid nuisance and possible expenses and provide additional information to our stockholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in these Definitive Additional Materials.
Nothing in these Definitive Additional Materials shall be deemed to be an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any disclosure was or is required.
The following Supplement to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement filed by the Company with the SEC on February 27, 2018, which should be read in its entirety. To the extent that information in this supplement differs from or updates information in the Definitive Proxy Statement, the information in this supplement shall supersede the information in the Definitive Proxy Statement. All page references to the pages of the Definitive Proxy Statement, and all terms used below, unless otherwise defined shall have the meanings set forth in the Definitive Proxy Statement. Supplemental disclosure is indicated by underline or strikethroughs as appropriate.
Opinion of DST’s Financial Advisor
The disclosure in the section captioned “Proposal 1: Adoption of the Merger Agreement—The Merger—Opinion of DST’s Financial Advisor—Summary of Material DST Financial Analyses” of the Definitive Proxy Statement is amended and supplemented as follows:
The sub-section captioned “Selected Publicly Traded Companies Analysis” which overlaps pages 45-46, is amended and restated as follows:
BofA Merrill Lynch reviewed publicly available financial and stock market information for DST and the following publicly traded companies: (i) three companies engaged in the financial services industry with calendar year 2018 estimated revenue growth of 3.5% or lower, which we refer to as the Primary Financial Services Companies, (ii) four companies engaged in the financial services industry with calendar year 2018 estimated revenue growth of greater than 3.5%, which we refer to as the Other Financial Services Companies, and (iii) six companies engaged in the healthcare industry, which we refer to as the Healthcare Services Companies, each of which BofA Merrill Lynch considered ~~to have operations or to participate in~~, based on, among other things, their respective end markets ~~so as~~, operations, growth profiles and profit margins, to be relevant to BofA Merrill Lynch’s analysis.
For each of the selected publicly traded companies, BofA Merrill Lynch calculated per share equity values, based on closing stock prices on January 9, 2018, as a multiple of calendar year 2018 estimated earnings per share, commonly referred to as EPS, adjusted to exclude amortization of intangibles and one-time non-recurring items, which we refer to as adjusted EPS.

The ~~three~~ Primary Financial Services Companies, and their respective 2018 estimated adjusted EPS multiples, were as follows:
Companies	2018E Adjusted EPS Multiple
Broadridge Financial Solutions, Inc.	23.8x
Computershare Limited	17.2x
Fidelity National Information Services, Inc.	19.8x
The ~~four~~ Other Financial Services Companies, and their respective 2018 estimated adjusted EPS multiples, were as follows:
Companies	2018E Adjusted EPS Multiple
Fiserv, Inc.	23.8x
Jack Henry & Associates, Inc.	30.7x
SEI Investments Company	27.1x
SS&C Technologies Holdings, Inc.	20.1x
The ~~six~~ Healthcare Services Companies, and their respective 2018 estimated adjusted EPS multiples, were as follows:
Companies	2018E Adjusted EPS Multiple
Cotiviti Holdings, Inc.	24.2x
CVS Health Corporation	12.0x
Express Scripts Holding Company	10.3x
HMS Holdings Corp.	27.5x
Allscripts Healthcare Solutions, Inc.	26.4x
Premier, Inc.	15.4x
~~BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing stock prices on January 9, 2018, of the selected publicly traded companies as a multiple of calendar year 2018 estimated earnings per share, commonly referred to as EPS, adjusted to exclude amortization of intangibles and one-time non-recurring items, which we refer to as adjusted EPS.~~ The overall low to high calendar year 2018 estimated adjusted EPS multiples observed for the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies ranged from 17.2x to 23.8x (with a median of 19.8x), 20.1x to 30.7x (with a median of 25.4x) and 10.3x to 27.5x (with a median of 19.8x), respectively. BofA Merrill Lynch then applied calendar year 2018 adjusted EPS multiples of 17.5x to 21.5x derived from the selected publicly traded companies, based on BofA Merrill Lynch’s professional judgment and experience, to DST’s calendar year 2018 estimated adjusted EPS. In applying the calendar year 2018 adjusted EPS multiples, BofA Merrill Lynch took into consideration, among other things, the observed data for the selected publicly traded companies and for DST, the historical trading prices of DST common stock and the common stocks of the selected publicly traded companies and the differences in the financial profiles of DST and the selected publicly traded companies, including that DST had: a next twelve months’(commonly referred to as NTM) adjusted EPS multiple and an NTM adjusted EPS multiple, further adjusted to exclude the value of certain non-core assets of DST, which we refer to as the Adjusted DST NTM EPS Multiple, that were 1.7x, 7.3x and 1.7x lower and 3.6x, 9.2x and 3.6x lower than the median NTM adjusted EPS multiple for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, based on closing stock prices on January 9, 2018; an average NTM adjusted EPS multiple and an average Adjusted DST NTM EPS Multiple that were 1.9x, 5.4x and 1.7x lower and 5.7x, 9.2x and 5.5x lower than the average of the median NTM adjusted EPS multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the twelve months ended January 9, 2018; an average NTM adjusted EPS multiple and an average Adjusted DST NTM EPS Multiple that were 1.0x, 5.0x and 3.5x lower and 7.3x, 11.4x and 9.9x lower than the average of the median

NTM adjusted EPS multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the three-year period ended January 9, 2018; and an average NTM adjusted EPS multiple and an average Adjusted DST NTM EPS Multiple that were 0.5x, 4.1x and 4.3x lower and 7.0x, 10.6x and 10.8x lower than the average of the median NTM adjusted EPS multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the five-year period ended January 9, 2018. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of DST were based on the DST management forecasts. In addition, the estimated adjusted EPS of the selected publicly traded companies (which were published prior to the enactment of the TCJA) were not revised to reflect the impact of the TCJA, and the estimated adjusted EPS of DST was adjusted on a pro forma basis as if the TCJA had not been enacted. This analysis indicated the following approximate implied per share equity value reference ranges for DST, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for DST 2018E Adj. EPS	Merger Consideration
$59.75 – $73.50	$84.00
The disclosure in the sub-section captioned “ Sum of the Parts – Selected Publicly Traded Companies Analysis” is amended and supplemented to add the following after the second paragraph thereof on page 47:
The 2018 estimated adjusted EBITDA multiples for the Primary Financial Services Companies were as follows:
Companies	2018E Adjusted EBITDA Multiple
Broadridge Financial Solutions, Inc.	14.4x
Computershare Limited	12.9x
Fidelity National Information Services, Inc.	12.8x
The 2018 estimated adjusted EBITDA multiples for the Other Financial Services Companies were as follows:
Companies	2018E Adjusted EBITDA Multiple
Fiserv, Inc.	15.5x
Jack Henry & Associates, Inc.	16.9x
SEI Investments Company	16.0x
SS&C Technologies Holdings, Inc.	15.8x
The 2018 estimated adjusted EBITDA multiples for the Healthcare Services Companies were as follows:
Companies	2018E Adjusted EBITDA Multiple
Cotiviti Holdings, Inc.	14.3x
CVS Health Corporation	9.5x
Express Scripts Holding Company	7.5x
HMS Holdings Corp.	14.3x
Allscripts Healthcare Solutions, Inc.	12.8x
Premier, Inc.	8.1x
The disclosure in the sub-section captioned “ Selected Precedent Transactions Analysis”, which overlaps pages 48-49, is amended and restated as follows:
BofA Merrill Lynch reviewed certain financial information relating to the following selected transactions, for which such information was publicly available: (i) ten transactions involving companies in the financial services industry, which we refer to as the Precedent Financial Services Transactions, and (ii)

five transactions involving companies in the healthcare services industry, which we refer to as the Precedent Healthcare Services Transactions, each of which BofA Merrill Lynch considered, based on, among other things, their respective transaction values and the size and relative performance of the target companies involved in such transactions, to be relevant to its analysis.
For each of the selected precedent transactions, BofA Merrill Lynch calculated the enterprise value implied for the target company based on the consideration payable in the selected transaction as a multiple of the target company’s estimated NTM adjusted EBITDA.
The ten Precedent Financial Services Transactions, and their respective estimated NTM adjusted EBITDA multiples, were as follows:
Date Announced	Acquiror(s)	Target	Estimated NTM Adjusted EBITDA Multiples
3/13/2017	• Vista Equity Partners Management, LLC	• DH Corporation	9.9x
12/9/2015	• Computer Sciences Corporation	• Xchanging Plc	7.1x
8/12/2015	• Fidelity National Information Services Inc.	• SunGard	11.5x
7/23/2013	• DH Corporation	• Harland Financial Solutions, Inc.	9.8x
5/28/2013	• Fidelity National Financial, Inc.	• Lender Processing Services, Inc.	7.4x
1/14/2013	• Fiserv, Inc.	• Open Solutions Inc.	8.5x
3/19/2012	• Vista Equity Partners Management, LLC	• Misys Ltd.	11.3x
3/14/2012	• SS&C Technologies Holdings, Inc.	• GlobeOp Financial Services S.A.	10.3x
3/24/2011	• DH Corporation	• Mortgagebot LLC.	10.5x
1/12/2011	• CoreLogic, Inc.	• RP Data Limited	9.8x
The five Precedent Healthcare Services Transactions, and the corresponding estimated NTM adjusted EBITDA multiple, were as follows:
Date Announced	Acquiror	Target	Estimated NTM Adjusted EBITDA Multiples
11/15/2017	• Diplomat Pharmacy, Inc.	• Leehar Distributors, LLC	13.1x
4/25/2016	• Veritas Capital Fund Management, LLC	• Verisk Health, Inc.	10.4x
3/30/2015	• UnitedHealth Group Inc.	• Catamaran Corporation	14.8x
2/11/2015	• Rite Aid Corporation	• Envision Pharmaceutical Services, LLC	12.9x
8/4/2011	• The Blackstone Group LP	• Emdeon Inc.	10.6x
~~BofA Merrill Lynch reviewed transaction values of the selected precedent transactions, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s estimated NTM adjusted EBITDA.~~ The overall low to high multiples of the target companies’ estimated NTM adjusted EBITDA for the Precedent Financial Services Transactions and Precedent Healthcare Services Transactions ranged from 7.1x to 11.5x (with an average of 9.6x and a median of 9.9x) and 10.4x to 14.8x (with an average of 12.4x and a median of 12.9x), respectively. BofA Merrill Lynch then applied NTM adjusted EBITDA multiples of 9.5x to 13.0x derived from the selected transactions to DST’s calendar year 2018 estimated adjusted EBITDA. Estimated financial data of the selected transactions were based on publicly available information and estimated financial data of DST were based on the DST management forecasts. Because EBITDA measures earnings before taxes, no adjustment to the estimated EBITDA multiples for the selected precedent transactions or for DST was deemed necessary in respect of the TCJA. This analysis indicated the following approximate implied per share equity value reference ranges for DST, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for DST 2018E Adj. EBITDA	Merger Consideration
$61.00 - $86.50	$84.00
The disclosure in the sub-section captioned “Discounted Cash Flow Analysis” is amended and supplemented by deleting the first paragraph thereof on page 50 in its entirety and replacing it with the following disclosure:
BofA Merrill Lynch performed a discounted cash flow analysis of DST to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that DST was forecasted to generate during DST’s fiscal years 2018 through 2020 based on the DST management forecasts (as described under “Proposal 1: Adoption of the Merger Agreement—The Merger—Financial Forecast”). BofA Merrill Lynch calculated terminal values for DST by applying terminal multiples of 9.0x to 11.5x to DST’s fiscal year 2020 estimated EBITDA and perpetuity growth rates of 3.25% to 3.50%, which were selected in each case based on BofA Merrill Lynch’s professional judgment and experience and after taking into consideration, among other things, the observed data for DST and the selected publicly traded companies, the historical trading multiples of DST and the selected publicly traded companies, and certain differences in the respective financial profiles of DST and the selected publicly traded companies as described under “Sum of the Parts—Selected Publicly Traded Companies Analysis”. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2017 using discount rates ranging from 9.00% to 11.25%, which were based on an estimate of DST’s weighted average cost of capital derived using the capital asset pricing model, which took into account the risk-free rate, the levered beta of DST, the appropriate equity market risk premium, the size premium of DST and DST’s estimated cost of debt, and adjusted to exclude DST’s net debt as of December 31, 2017 and to include the value of certain interests in joint ventures and certain non-core assets of DST. This analysis indicated the following approximate implied per share equity value reference ranges for DST as compared to the merger consideration:
Implied Per Share Equity Value Reference Range for DST		Merger Consideration
Terminal Multiple	Perpetuity Growth Rate
$67.75 – $89.00	$62.75 – $91.50	$84.00
Financial Forecast
The disclosure in the section captioned “Proposal 1: Adoption of the Merger Agreement—The Merger—Financial Forecast” is supplemented by providing the following additional disclosure at the end of the tenth paragraph thereof on page 53 of the Definitive Proxy Statement.
The non-GAAP financial measures used in the Forecast were relied upon by BofA Merrill Lynch for purposes of its fairness opinion and by the Board of Directors in connection with its consideration of the merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by BofA Merrill Lynch for purposes of its fairness opinion or by the Board of Directors in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation of the financial measures included in the Forecast.
The disclosure in the section captioned “Proposal 1: Adoption of the Merger Agreement—The Merger —Financial Forecast” is supplemented by providing the following additional disclosure after the table and footnotes which overlaps pages 53-54 of the Definitive Proxy Statement.
The following table presents a summary of the unlevered, after-tax free cash flows for the fiscal years ending December 31, 2018 through 2020 and the terminal year used in the discounted cash flow analysis for the Company on a stand-alone basis.

	Fiscal Year Ending December 31,			Terminal Year
	2018E	2019E	2020E
Unlevered Free Cash Flow	$221	$286	$331	$328

Note: Dollars in millions
The Company’s unlevered, after-tax free cash flows were computed by BofA Merrill Lynch from the other projected line items in the Forecast provided by DST in order to facilitate the discounted cash flow analysis by taking tax-effected Adjusted EBIT, then adding depreciation and amortization from the Forecast, subtracting capital expenditures from the Forecast and adjusting for changes in net working capital. This estimated unlevered, after-tax free cash flow information was provided to the Board of Directors but was not provided to SS&C. Tax-effected Adjusted EBIT was computed by taking EBITDA from the Forecast, then subtracting depreciation and amortization from the Forecast, subtracting taxes (using an assumed effective tax rate reflective of TCJA, with the approval of DST management) and burdened for stock-based compensation but not burdened for one-time, non-recurring items.
FORWARD-LOOKING STATEMENTS
These Definitive Additional Materials, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions that are intended to identify information that is not historical in nature.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved.
These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in the Definitive Proxy Statement, and the following factors:
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DST may be unable to obtain stockholder approval as required for the merger;

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conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise;

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a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger;

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the merger may involve unexpected costs, liabilities or delays;

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the business of DST may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger;

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legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to DST;

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DST may be adversely affected by other general industry, economic, business, and/or competitive factors;

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there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger;

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the risk that the merger agreement may be terminated in certain circumstances that require us to pay SS&C a termination fee of  $165 million;

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risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger;

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the risk that our stock price may decline significantly if the merger is not completed;

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risks associated with the financing of the transaction;

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the fact that DST’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of DST’s current strategy as an independent company; and

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there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.

Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DST’s financial condition, results of operations, credit rating or liquidity.
There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.
All of the forward-looking statements we make in these Definitive Additional Materials are qualified by the information contained herein or in the Definitive Proxy Statement or incorporated by reference in the Definitive Proxy Statement, including, but not limited to, (a) the information contained under this heading and (b) the information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. DST stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.